Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Benitec Biopharma Inc. (the “Company”) of our report dated September 22, 2025, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2025, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

San Diego, California

January 30, 2026